UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2008

Activant Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-49389	94-2160013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7683 Southfront Road
Livermore, California 94551
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code: (925) 449-0606

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 10, 2008, Activant Solutions Inc. (“Activant”) announced that Stephen A. McLaughlin had been appointed as Senior Vice President, Corporate Strategic Accounts. Mr. McLaughlin previously held the office of Senior Vice President and General Manager of Wholesale Distribution and was a “named executive officer” for purposes of disclosure required pursuant to Item 402 of Regulation S-K in Activant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007.
Item 8.01 Other Events.
     On September 10, 2008, Activant also announced certain other changes to its management team. Kevin V. Roach will succeed Mr. McLaughlin and his title will be Executive Vice President of Wholesale Distribution. Mr. Roach most recently served as President of Rockwell Software, a division of Rockwell Automation, Inc.
     In addition, Paul H. Salsgiver, Jr. will succeed Stephen L. Bieszczat, who had been serving as Activant’s Senior Vice President and Acting General Manager of Hardlines & Lumber, and his title will be Executive Vice President of Hardlines & Lumber. Mr. Salsgiver most recently served as President and Chief Executive Officer of Compassoft, Inc. From 1990 to 1999 Mr. Salsgiver was an executive with PeopleSoft, Inc., where he served as President of the Education and Government division from 1994 to 1999. Mr. Bieszczat will resume his former position of Senior Vice President of Marketing of Hardlines & Lumber.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVANT SOLUTIONS INC.

By:	/S/ TIMOTHY F. TAICH
Name:	Timothy F. Taich
Title:	Vice President and General Counsel
Date: September 11, 2008